Exhibit 99.1

SCHEDULE OF ACQUISITION PRO-FORMA INFORMATION

ALTITUDE INTERNATIONAL HOLDINGS, INC. and BREUNICH HOLDINGS, INC.

Unaudited Proforma Consolidated Balance Sheets

June 30, 2021

	ALTD	BHI	Adjustments		Consolidated
ASSETS
Current assets
Cash	$4,122	$655,784	$-		$659,906
Accounts receivable	-	443,076	-		443,076
Inventory	-	187,031	-		187,031
Due from related party	-	212,380	-		212,380
Prepaid expense	39,208	122,187	-		161,395
Total current assets	43,330	1,620,458	-		1,663,788
Fixed assets, net	-	266,976	-		266,976
Other assets - long-term	-	1,816	-		1,816
Goodwill	-	-	98,779,773	(b)	98,779,773
Notes receivable, non-current	-	37,467	-		37,467

Total assets	$43,330	$1,926,717	$98,779,773		$100,749,820

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Notes payable	$20,800	$-	$-		$20,800
Accounts payable and accrued expenses	55,008	509,124	-		564,132
Due to Breunich Holding Inc.	193,328	-	(193,328	)(a)	-
Stockholders’ advance	36,211	-	-		36,211
Deferred revenue	126,037	814,918	-		940,955
Total current liabilities	431,384	1,324,042	(193,328)		1,562,098
Notes payable, non-current	-	1,530,444	-		1,530,444
Total liabilities	431,384	2,854,486	(193,328)		3,092,542

Commitments and contingencies	-	-	-		-

Stockholders’ equity (deficit)
Preferred stock	-	-	-		-
Common stock	6,175,574	5,643	29,599	(a)	6,210,816
Additional paid in capital	(175,279)	2,140,857	163,729	(a)	100,909,080
			98,779,773	(b)
Accumulated deficit	(6,388,349)	(3,074,269)	-		(9,462,618)
Total stockholders’ equity (deficit)	(388,054)	(927,769)	98,973,101		97,657,278
Total liabilities and stockholders’ equity (deficit)	$43,330	$1,926,717	$98,779,773		$100,749,820

(a)	To reflect the issuance of 295,986,724 shares of Altitude Holdings, Inc.’s common stock pursuant to the Exchange Ratio in the merger agreement.
(b)	To reflect the goodwill related to the acquisition.

ALTITUDE INTERNATIONAL HOLDINGS, INC.

Unaudited Proforma Statement of Operations

For the Six Months ended June 30, 2021

(unaudited)

	ALTD	BHI	Adjustments	Consolidated

Revenue	$-	$3,575,981	$-	$3,575,981

Operating expenses
Direct costs of revenue	-	697,569	-	697,569
Professional fees	107,567	183,210	-	290,777
Salary expenses	65,435	1,323,500	-	1,388,935
Stock-based compensation	2,978,108	-	-	2,978,108
Impairment expense	-	960,000	-	960,000
Travel and entertainment	-	33,622	-	33,622
Depreciation and amortization	-	21,085	-	21,085
General and administrative - expense - related party	-	3,500	-	3,500
Other general and administrative expenses	60,444	1,335,118	-	1,395,562
Total operating expenses	3,211,554	4,557,604	-	7,769,158
Loss from operations	(3,211,554)	(981,623)	-	(4,193,177)

Other income (expenses)
Gain on settlement of debt	41,254	-	-	41,254
Interest expense	(3,991)	(17,865)	-	(21,856)
Total other income (expenses)	37,263	(17,865)	-	19,398
Net loss	$(3,174,291)	$(999,488)	$-	$(4,173,779)

Earnings per share - basic and fully diluted	$(0.06)			$(0.07)

Weighted average number of shares of common stock - basic and fully diluted	56,940,822			56,940,822

SCHEDULE OF ACQUISITION PRO-FORMA INFORMATION

ALTITUDE INTERNATIONAL HOLDINGS, INC. and BREUNICH HOLDINGS, INC.

Unaudited Proforma Consolidated Balance Sheets

December 31, 2020

	ALTD	BHI	Adjustments		Consolidated
ASSETS
Current assets
Cash	$485	$133,518	$-		$134,003
Accounts receivable	-	269,962	-		269,962
Inventory	-	50,536	-		50,536
Prepaid expense	3,000	199,003	-		202,003
Total current assets	3,485	653,019	-		656,504
Fixed assets, net	-	286,099	-		286,099
Goodwill	-	-	98,779,773	(b)	98,779,773
Total assets	$3,485	$939,118	$98,779,773		$99,722,376

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Notes payable - related party	$69,200	$-	$-		$69,200
Notes payable	20,800	913,768	-		934,568
Accounts payable and accrued expenses	62,053	400,328	-		462,381
Accounts payable and accrued expenses - related party	113,422	-	-		113,422
Payroll taxes payable	-	4,327	-		4,327
Stockholders’ advance	36,211	-	-		36,211
PPP loan	-	30,595	-		30,595
Deferred revenue	-	1,378,502	-		1,378,502
Total current liabilities	301,686	2,727,520	-		3,029,206
SBA Loans	-	263,300	-		263,300
Total liabilities	301,686	2,990,820	-		3,292,506

Commitments and contingencies	-	-	-		-

Stockholders’ equity (deficit)
Preferred stock	-	-	-		-
Common stock	3,091,136	-	29,599	(a)	3,120,735
Additional paid in capital	(175,279)	100	(2,055,396	)(a)	96,549,198
			98,779,773	(b)
Members’ deficit	-	(1,981,343)	1,981,343	(a)	-
Non-controlling member’s deficit	-	(44,454)	44,454	(a)	-
Accumulated deficit	(3,214,058)	(26,005)			(3,240,063)
Total stockholders’ equity (deficit)	(298,201)	(2,051,702)	98,779,773		96,429,870
Total liabilities and stockholders’ equity (deficit)	$3,485	$939,118	$98,779,773		$99,722,376

(a)	To reflect the issuance of 295,986,724 shares of Altitude Holdings, Inc.’s common stock pursuant to the Exchange Ratio in the merger agreement.
(b)	To reflect the goodwill related to the acquisition.

ALTITUDE INTERNATIONAL HOLDINGS, INC.

Unaudited Proforma Statement of Operations

For the Year ended December 31, 2020

(unaudited)

	ALTD	BHI	Adjustments	Consolidated

Revenue	$1,186	$5,524,410	$-	$5,525,596

Operating expenses
Direct costs of revenue	-	874,348	-	874,348
Professional fees	52,833	106,639	-	159,472
Salary expenses	125,000	2,822,040	-	2,947,040
Stock-based compensation	13,168	-	-	13,168
Impairment expense	10,141	378,433	-	388,574
Travel and entertainment	-	260,679	-	260,679
Depreciation and amortization	-	51,189	-	51,189
Other general and administrative expenses	74,502	1,618,101	-	1,692,603
Total operating expenses	275,644	6,111,429	-	6,387,073
Loss from operations	(274,458)	(587,019)	-	(861,477)

Other income (expenses)
Loss on conversion of debt to common stock	(39,734)	-	-	(39,734)
Other income	-	507,207	-	507,207
Interest expense	(14,355)	(45,486)	-	(59,841)
Total other income (expenses)	(54,089)	461,721	-	407,632
Net loss	(328,547)	(125,298)	-	(453,845)
Net loss attributable to noncontrolling interests	-	(20,011)	-	-
Net loss	$(328,547)	$(105,287)	$-	$(453,845)

Earnings per share - basic and fully diluted	$(0.01)			$(0.01)

Weighted average number of shares of common stock - basic and fully diluted	45,323,448			45,323,448